UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 7, 2019

XSPORT GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Wyoming	80-0873491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Camden Road, #107-196, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(980) 875-4199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 7, 2019, XSport Global, Inc., a Wyoming corporation (the “Company”), entered into an Amendment to Equity Purchase Agreement (the “Amendment”), amending the Equity Purchase Agreement (the “Equity Purchase Agreement”) with Triton Funds, LP, a Delaware limited partnership (the “Investor”).

The Equity Purchase Agreement gives the Company the right to require the Investor to purchase up to $1,000,000 (the “Commitment Amount”) of shares (“Capital Call Shares”) of the Company’s common stock, par value $0.001 per share, during the commitment period.

The sole purpose of the Amendment was to extend the commitment period such that the commitment period shall now extend to the earlier of (i) the date that the Investor has purchased Capital Shares equal to the Commitment Amount (ii) March 31, 2019, or (iii) termination of the Equity Purchase Agreement by the Company upon a material breach by the Investor.

The Equity Purchase agreement is subject to additional terms and conditions and the foregoing description is not complete; the Equity Purchase Agreement is described further in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 4, 2018 (the “Equity Purchase Agreement 8-K”), and the foregoing description of the Equity Purchase Agreement is qualified in its entirety by reference such Equity Purchase Agreement, which was filed as Exhibit 10.1 to the Equity Purchase Agreement 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Equity Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSPORT GLOBAL, INC.

Date: January 18, 2019	By:	/s/ Robert Finigan, Jr.
Robert Finigan Jr. Chief Executive Officer